                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  November 18, 1997
                                                 --------------------------
                                                 (November 17, 1997)


                          WESTERN GAS RESOURCES, INC.
                          ---------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                      1-10389                   84-1127613
-----------------------------         -----------            -------------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation)                       File Number)           Identification No.)


12200 N. Pecos Street           Denver, Colorado                 80234-3439
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


                                (303) 452-5603
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                  No Changes
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report).

ITEM 5.  OTHER EVENTS.

On November 17, 1997, the Company issued the following press release:

   November 17, 1997.  Western Gas Resources, Inc. ("Western") (NYSE:WGR) today
   -----------------
announced the signing of separate agreements with Ultra Resources, Inc. ("Ultra"), a subsidiary of Ultra Petroleum Corp. (V.UP) and with RIS Resources
(USA) Inc. (RIS), a U.S. subsidiary of RIS Resources International, Inc. (V.RIS), to explore, develop, gather and process natural gas reserves in the northern portion of the Greater Green River Basin in western Wyoming. Both agreements will be effective subject to approval of the Vancouver Stock Exchange.

Under the terms of the agreement signed with Ultra on November 14, 1997, a previous area of mutual interest ("AMI") has been extended and expanded which totals approximately 1.5 million acres in the play. Western, and Ultra as operator, will explore and develop a minimum of 16 prospects within the AMI that will be dedicated to the Granger facility. Under the agreement signed with RIS, Western and RIS will install gathering facilities to connect these prospects to the Granger plant. All of these exploratory wells lie north of the Jonah Field in Sublette County, Wyoming. The drilling activity and production success continues to make Jonah one of the hottest plays in Wyoming.

RIS will, subject to certain approvals, purchase a 50% interest in Western's gathering system in the vicinity of the Jonah Field. In addition, upon obtaining certain approvals, RIS will have two options to purchase up to a 50% interest in the Granger and Lincoln Road gathering and processing complex for a total of $110 million.

Lanny Outlaw, President and Chief Operating Officer of Western, stated, "We are very excited about the future of this play and our new agreements with Ultra and RIS solidify our gathering presence in this area and ensure our participation in this very active development. Ultra controls significant acreage in this area and has been extremely successful in their initial development efforts. We also look forward to working with RIS to expand our gathering and processing facilities to accommodate the growing volumes in the basin."

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WESTERN GAS RESOURCES, INC.
                                          ---------------------------
                                          (Registrant)


Date: November 18, 1997                   By:  /s/WILLIAM J. KRYSIAK
                                               ---------------------
                                               William J. Krysiak
                                               Vice President - Finance
                                               (Principal Financial and
                                               Accounting Officer)